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                                                                   EXHIBIT 10.10


                             DISTRIBUTION AGREEMENT

       This Distribution Agreement, dated as of March 7, 1998 (this "Agreement"), is entered into by and between Collegiate Pacific Inc., a Pennsylvania corporation ("CPI" or "Distributor"), and FunNets, Inc., a Delaware corporation ("Seller").

                                   BACKGROUND

       Seller is in the business of manufacturing plastic frames and nets, which are used as soccer goals and other related purposes and sold under the trade name of "FunNets" (all such frames and nets, along with all component parts and related accessories, manufactured by Seller are collectively referred to herein as "FunNets").

       Seller desires Distributor to be the exclusive distributor of all FunNets manufactured by Seller on the terms and subject to the conditions set forth in this Agreement, and Distributor desires to distribute the FunNets manufactured by Seller on the terms and subject to the conditions set forth in this Agreement.

       Therefore, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which all parties mutually acknowledge, Seller and Distributor hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

       Section 1.1 The term "Affiliate" shall mean, with respect to each of the parties, any other person or party which at the relevant time, directly or indirectly, controls, is controlled by, or is under common control with such party. The term "Control" as used with respect to any person or party means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or party, whether through the ownership of voting securities, by contract, or otherwise.

       Section 1.2   The term "Agreement" shall mean this Distribution
Agreement.

       Section 1.3 The term "FunNets" shall mean all plastic frames and nets, which are used as soccer goals and other related purposes, along with all component parts and related accessories, manufactured by Seller and sold under the trade name of "FunNets."

       Section 1.4   The term "Territory" shall mean the world.

                                   ARTICLE II
                           APPOINTMENT OF DISTRIBUTOR

       Section 2.1 Appointment of CPI as Exclusive Distributor. Seller hereby appoints CPI as the exclusive marketer, seller, distributor, and sales representative for all sales in the Territory of Seller's FunNets.

       Section 2.2 Consideration. In consideration for being appointed the exclusive distributor of Seller's FunNets, Distributor agrees to deliver to Seller on the date hereof certificates representing 33,333 shares (the "Shares") of CPI common stock, $.01 par value per share.

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                                  ARTICLE III
                                      TERM

       Section 3.1 Term. The term of this Agreement will commence on the date hereof and continue until terminated by Distributor on thirty (30) days advance written notice to Seller.

                                   ARTICLE IV
                              OPERATING PROCEDURES

       Section 4.1 Purchase Commitments. During the first year of this Agreement, Distributor agrees to order from Seller, and Seller agrees to manufacture for Distributor, an amount of FunNets equal to the aggregate unit volume of FunNets sold by Seller during the immediately preceding twelve (12) month period prior to this Agreement, as set forth on Exhibit A hereto (the "Minimum Annual Order"), at a per unit purchase price equal to the current price of FunNets as set forth on Exhibit A hereto. In the event Distributor does not order the Minimum Annual Order of FunNets from Seller, Seller shall have the right to terminate this Agreement and retain the Shares as liquidated damages.

       Section 4.2 Cost of FunNets. During the first year of this Agreement, the per unit cost of FunNets to be charged to Distributor will be an amount not to exceed the per unit prices set forth on Exhibit A. Unless this Agreement has been terminated by Distributor, on or prior to the forth-fifth (45th) day prior to each anniversary of this Agreement, Seller will submit to Distributor a written statement outlining the manufacturing cost increases or decreases, if any, in producing FunNets and the corresponding per unit sales price increase or decrease, if any, for each FunNet, which price will govern this Agreement for the ensuing twelve (12) month period. Notwithstanding anything in the foregoing to the contrary, each party agrees to use good faith efforts to resolve any disputes regarding any price increases or decreases in existing products or in the establishment of prices for new FunNet products developed and manufactured by Seller.

       Section 4.3 Purchase Orders; Invoices. Purchase orders and invoices will be submitted and paid in a timely manner that is consistent with each party's ordinary course of business and past business practice.

       Section 4.4 Seller as Exclusive Manufacturer of FunNets. During the term of this Agreement, Seller agrees to use all commercially reasonable efforts to maintain its exclusive rights to manufacture FunNet products, and will not sell or otherwise license such right to any third party without the prior written consent of Distributor.

       Section 4.5 Failure of Seller to Deliver FunNets. At any time during the term of this Agreement, if Seller fails to deliver any FunNet ordered by CPI for any reason whatsoever, including, without limitation, the bankruptcy or insolvency of Seller, force majeure, fire, breakdown of machinery, delay in supply and/or transit of materials, labor disturbance, or any other reason, then, in such event, CPI shall have the right to acquire replacement products from any third party as CPI may require to meet its needs.

                                   ARTICLE V
                        PROVISIONS RELATED TO THE SHARES

       Section 5.1 Restrictions on Transfer. The Shares issued pursuant to the terms of this Agreement will be subject to the following restrictions on transfer: (i) Seller will not sell or offer to sell any of the Shares in the absence of an effective registration statement for such Shares under the Securities Act of 1933, as amended (the "Securities Act"), or an opinion of counsel reasonably acceptable to CPI to the effect that such registration is not required; and (ii) CPI will not be obligated to recognize any purported transfer in violation of this Section 5.1(i), and, unless it elects to do otherwise, CPI may treat any such purported transfer as null, void, and of no effect.

       Section 5.2 Legend on Stock. Each certificate representing the Shares to be issued pursuant to the terms of this Agreement will bear substantially the following legend:

              THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER
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              THE APPLICABLE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD,
              ASSIGNED, TRANSFERRED, PLEDGED, OR OTHERWISE DISPOSED OF EXCEPT
              IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH LAWS.

       Section 5.3   Piggyback Registration Rights in Underwritten Offerings.

              (a) In the case of an underwritten offering by CPI of securities, CPI shall, with respect to the number of Shares that Seller then desires to sell, enter into an underwriting agreement with the same underwriters engaged by CPI with respect to securities being offered by CPI and cause such underwriters to include in any such underwriting all of the Shares that Seller then desires to sell; provided, however, that such underwriting agreement is in substantially the same form as the underwriting agreement that CPI enters into in connection with the primary offering it is making.

              (b) If the managing underwriter with respect to an offering pursuant to this Section 5.3 requests that the number of Shares of Seller that are entitled to be registered pursuant to this Section 5.3 be reduced because of marketing factors, then the Shares of Seller that Seller wishes to register pursuant to this Section 5.3 shall be reduced by such amount as the managing underwriter may determine.

       Section 5.4 Investment Intent. Seller hereby confirms that the Shares issued and to be issued pursuant to the terms of this Agreement will be acquired for investment for his own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in a manner which would violate the registration provisions of the Securities Act or any applicable state securities laws.

                                   ARTICLE VI
                                 MISCELLANEOUS

       Section 6.1 No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

       Section 6.2 Entire Agreement. This Agreement constitutes the entire agreement among the parties related to the subject matter hereof and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

       Section 6.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

       Section 6.4 Assignment. No party may assign or otherwise transfer any of its rights or obligations under this Agreement, by operation of law or otherwise, without the prior written consent of the other parties, which consent shall not be unreasonably withheld. Any purported or attempted assignment contrary to the terms hereof shall be null and void and of no force or effect. Notwithstanding the foregoing, Distributor may assign this Agreement to an Affiliate without Seller's prior written consent.

       Section 6.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

       Section 6.6 Notices. All notices, demands, requests, and other communications to be given or made under this Agreement shall be in writing and shall be (a) personally delivered with signed receipt obtained acknowledging delivery; (b) transmitted by postage prepaid registered mail, return receipt requested (air mail if international); (c) transmitted by telex or facsimile, subject to confirmation of receipt by the addressee; or (d) sent by overnight express mail, to the parties at the addresses set forth on the signature page. Any notice, demand, request, or other communication shall be effective only if and when it is received by the addressee.
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       SECTION 6.7   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, UNITED STATES OF AMERICA, WITHOUT GIVING EFFECT TO ANY CONFLICTS-OF-LAW RULES OR PRINCIPLE THAT MIGHT REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

       Section 6.8 Amendments and Wavier. This Agreement may be amended, modified, superseded, or canceled and any of its terms, covenants, representations, warranties, undertakings, or conditions may be waived only by an instrument in writing signed by (or by some person duly authorized by) all of the parties hereto or, in the case of a waiver, by the party waiving compliance.

       Section 6.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

       SECTION 6.10 ARBITRATION. NOTWITHSTANDING ANYTHING IN THIS AGREEMENT, THE PARTIES AGREE THAT ANY CLAIMS, INCLUDING ANY STATUTORY CLAIMS, ARISING OUT OF OR RELATING TO THIS AGREEMENT WILL BE SUBJECT TO BINDING ARBITRATION CONDUCTED BY AND IN ACCORDANCE WITH THE RULES OF AN INDEPENDENT, NATIONALLY-RECOGNIZED DISPUTE RESOLUTION ORGANIZATION SELECTED BY CPI. THE ARBITRATION PROCEEDING WILL BE CONDUCTED IN DALLAS, TEXAS. NO PARTY WILL BE LIABLE TO THE OTHER FOR PUNITIVE DAMAGES FOR ANY SUCH CLAIMS AND EACH HEREBY WAIVES ANY CLAIMS FOR SUCH DAMAGES.

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       IN WITNESS WHEREOF, the parties have hereunto have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                   COLLEGIATE PACIFIC INC.,
                                   a Pennsylvania corporation


                                   By: /s/ MICHAEL J. BLUMENFELD
                                      -----------------------------------
                                   Name:  Michael J. Blumenfeld
                                   Title: President
                                   Address: 13950 Senlac, Suite 200
                                            Farmers Branch, Texas  75235


                                   FUNNETS INC.,
                                   a Delaware corporation


                                   By: /s/ RAY QUINLAN
                                      -----------------------------------
                                   Name:  Ray Quinlan
                                   Title: President
                                   Address: 2 Extrusion Drive
                                            Pawatuck, Connecticut  06379
                                            (800) 343-NETS
                                            (860) 599-0502 (fax)